FOR IMMEDIATE RELEASE                           EXHIBIT 99.1

Media Contact: Tammy Nystuen (763) 551-7496 tammy.nystuen@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE THIRD QUARTER RESULTS ON OCTOBER 24, 2006
Company will report after the close of the Nasdaq regular trading session

MINNEAPOLIS - ( October 3, 2006) - Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, will report results for the fiscal third quarter ended September 30, 2006 after the close of the regular trading session on Tuesday, October 24, 2006. Management will host its regularly scheduled conference call to discuss the company’s results and 2006 outlook at 5:00 p.m. Eastern Time (4:00 p.m. Central; 2:00 p.m. Pacific) that day. To listen to the call, please dial 888-889-1954, passcode: SLEEP. International participants may dial 210-839-8500, passcode: SLEEP. To listen to the webcast, please access the investor relations area of the company’s website at: www.selectcomfort.com.
A replay will remain available until midnight Eastern Time on November 10, 2006, by dialing 203-369-1547. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

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(1) Top Bedding Specialists, Furniture Today, August 14, 2006.